UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                  SCHEDULE 14C

                 Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934 (Amendment No. ______)

Check the appropriate box:

[_]     Preliminary Information Statement

[_]     Confidential, for Use of the Commission Only (as permitted by Rule 14c-5
        (d)(2))

[X]     Definitive Information Statement

                     LAW ENFORCEMENT ASSOCIATES CORPORATION
                    ----------------------------------------
                (Name of registrant as specified in its charter)

Payment of Filing Fee (Check the appropriate box): [X] No fee required.


[_]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.


     1)   Title of each class of securities to which transaction applies:


     2)   Aggregate number of securities to which transaction applies:


     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):


     4)   Proposed maximum aggregate value of transaction:


     5)   Total fee paid:


[_]  Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.


     1) Amount Previously Paid:


     2) Form, Schedule or Registration Statement No:


     3) Filing Party:


     4) Date Filed:

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON AUGUST 7, 2006

To Our Shareholders:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Law Enforcement Associates Corporation (the "Company") will be held at 100 A Hunter Place, Youngsville, North Carolina, on August 7, 2006, at 10:00 a.m. EDT. The accompanying Information Statement is being delivered in connection with:

     1. The election of the named nominees to our Board of Directors for the terms indicated;


     2. The ratification of the appointment of Baum & Company, P.A., as our independent registered public auditors for the fiscal year ending December 31, 2006;



     3. The transaction of such other business as may properly come before the meeting.


     The Company's Board of Directors and shareholders holding a majority of our outstanding common stock as of June 29, 2006, voting together as a class, carefully considered the above actions, as more fully described in the accompanying Information Statement, determined that each of the actions is in the best interests of the Company and its shareholders and have consented to the actions. You are being provided with notice of the same, and are being furnished with an information statement relating to this action with this letter. The approval by the shareholders will not become effective until 20 days from the date of the mailing of this Information Statement to the Company's shareholders. As such, the actions will be effective immediately following the Annual Meeting. THEREFORE, WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.


                                     By Order of the Board of  Directors,


                                     /s/ Paul Feldman
                                     -----------------
                                     Paul Feldman
                                     President

June 29, 2006

                     LAW ENFORECMENT ASSOCIATES CORPORATION

                            INFORMATION STATEMENT FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON AUGUST 7, 2006

                      WE ARE NOT ASKING YOU FOR A PROXY AND
                      YOU ARE REQUESTED NOT TO SEND A PROXY

     Our Annual Meeting of Shareholders will be held on August 7, 2006, commencing at 10:00 a.m. EDT at 100 A Hunter Place, Youngsville, North Carolina.. This Information Statement has been filed with the Securities and Exchange Commission (the "SEC") and is first being mailed on or about July 1, 2006 to holders of record on June 30, 2006 the "Record Date") of the outstanding common stock of Law Enforcement Associates Corporation. You are being provided with this Information Statement pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and Regulation 14C and
Schedule 14C thereunder.

     Our Board of Directors has approved and recommended the following actions:

     1. The election of the named nominees to our Board of Directors for the terms indicated;


     2. The ratification of the appointment of Baum & Company, P.A. as our independent registered public auditors for the fiscal year ending December 31, 2006;


     3. The transaction of such other business as may properly come before the meeting.



     As of the close of business on the Record Date, we had 25,132,436 shares of common stock outstanding. Shareholders owning a majority of our outstanding voting stock have consented to the above actions. The consent of our shareholders constituted a total of 15,229,823 shares, or approximately 61% of our outstanding voting stock as of the Record Date. Because the consenting shareholders control more than a majority of the voting power, we are not soliciting any proxies. The written consent will be effective immediately following the adjournment of our Annual Meeting.

     The expenses of mailing this Information Statement will be borne by the Company, including expenses in connection with the preparation and mailing of this Information Statement and all documents that now accompany or may in the future supplement it.

     The description of the proposals set forth above is intended only as a summary. Information concerning the matters to be acted upon at the meeting is contained in the accompanying Information Statement, which we urge you to read carefully.

     The following document as filed with the U.S. Securities and Exchange Commission by the Company is incorporated herein by reference:

      Annual Report on Form 10-KSB/A for the year ended December 31, 2005.


                         DISSENTERS' RIGHT OF APPRAISAL

     No action has been taken in connection with the corporate actions described herein by our Board of Directors or the voting shareholders for which Nevada law, our articles of incorporation or bylaws provide a right of a shareholder to dissent and obtain appraisal of or payment for such shareholder's shares. Our shareholders do not have dissenters' rights with respect to the matters to be approved by the shareholders as described in this information statement.

                                VOTING SECURITIES

As of the close of business on the Record Date, we had 25,132,436 shares of common stock outstanding. Each outstanding share of common stock is entitled to one vote per share. Directors will be elected by a plurality of votes cast. As of June 29, 2006, the holders of 15,229,823 shares, or approximately 61% of our outstanding common stock have consented to the actions described herein. THEREFORE, WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. Security Ownership of Certain Beneficial Owners and Management


The following table sets forth certain information as of June 29, 2006, with respect to the number of shares of each class of voting stock beneficially owned by (i) those persons known to us to be the owners of more than five percent of any such class of our voting stock, (ii) each of our directors of and (iii) all of our directors and executive officers as a group. Unless otherwise indicated, each of the listed persons has sole voting and investment power with respect to the shares beneficially owned by such shareholder. Unless otherwise indicated, the address of each of the persons listed below is 100 A Hunter Place, Youngsville, NC 27596.




                                    Amount of               Percentage of
Name and Address of                Beneficial                Beneficial
Beneficial Owner                   Ownership                 Ownership
----------------------------   --------------------- --------------------------

 John H. Carrington               14,448,368(2)                57.49

 Paul Feldman (1)(3)                 491,146                    1.95

 Anthony Rand(1)                     125,334                    0.50

 Martin L. Perry(1)                  111,000                    0.44

 James J. Lindsay(1)                  52,975                    0.21

 Joseph Jordan (1)                     1,000                   .0004


 All Directors and Executive
 Officers as a
 Group (5 persons)                   781,455                    3.11

 All person voting as a group     15,229,823                   60.60%

     (1) Director of our company.

     (2) Includes 8,333,368 shares owned by Sirchie Finger Print Laboratories, Inc. ("Sirchie") Mr. John H. Carrington owns and controls 69.1% of its outstanding shares of common stock.

     (3) Officer of our company.

          The securities "beneficially owned" by a person are determined in accordance with the definition of "beneficial ownership" set forth in the rules and regulations promulgated under the Securities Exchange Act of 1934. Beneficially owned securities may include securities owned by and for, among others, the spouse and/or minor children of an individual and any other relative who has the same home as such individual. Beneficially owned securities may also include other securities as to which the individual has or shares voting or investment power or which such person has the right to acquire within 60 days pursuant to the conversion of convertible equity, exercise of options, or otherwise. Beneficial ownership may be disclaimed as to certain of the securities.



                                   PROPOSAL 1
                              ELECTION OF DIRECTORS

     At the Annual Meeting, there will be an appointment of five directors. The individuals named in the table below have been recommended by our Nominating Committee and nominated by our Board of Directors (the "Board") to serve the term set forth in the table below and until they are re-elected or until their respective successors are duly elected and qualified.

     All the nominees are currently Directors of the Company and each has consented to continue serving as a Director. Upon the appointment of the proposed slate of Directors, a majority of our Board will be "independent" within the meaning of the Securities Exchange Act of 1934 (the "Exchange Act") and the director independence standards of the American Stock Exchange, as currently in effect.

     Directors are elected by a plurality of the votes cast by the shares entitled to vote. "Plurality" means that the individuals who receive the largest number of votes are elected as directors up to the maximum number of directors to be chosen. Therefore, shares not voted, whether by withheld authority or otherwise, have no effect in the election of directors.

Set forth below is biographical information for the persons nominated for election to the Board of Directors including information furnished by them as to their principle occupations at present and for the past five years, certain directorships held by each, their ages as of June 29, 2006 and the year in which each director became a director of the Company.

     There are no family relationships between any nominee and/or any executive officers of the Company.

Directors, Executive Officers, Control Persons and Nominees

     Biographical  information  regarding  each  of  our  directors,   nominees,
executive officers and significant employees is shown below.

Name                          Age    Position                                     Proposed Term
---------------------------- ------- -------------------------------------------  ------------------------
Paul Feldman                   49    President, Member of the Board of Directors  One Years Expiring 2007
                                     (nominee)
Anthony  Rand                  66    Member of the Board of Directors (nominee)   One Year, Expiring 2007

Martin Perry                   45    Member of the Board of Directors (nominee)   One Year, Expiring 2007

General James Lindsay          73    Member of the Board of Directors (nominee)   One Year, Expiring 2007

Joseph Jordan                  58    Member of the Board of Directors (nominee)   One Year, Expiring 2007


     The principal occupations for the past five years (and, in some instances, for prior years) of each of our nominees are as follows:

     Paul Feldman has served as our President and Treasurer since August 2001. Mr. Feldman was appointed as a director in May 2003. Mr. Feldman has served as the President of Law Enforcement Associates, Inc. ("LEAI"), our wholly owned subsidiary, since 1993. Mr. Feldman initially joined LEAI as the Eastern Regional Sales Manager in 1989. From 1989 to 1993, Mr. Feldman served as the Vice President of Sales for LEAI. Prior to joining our company, Mr. Feldman received a Bachelor of Science from Duke University in 1978.


     Anthony Rand has served as a director of our company since May 2003. Mr. Rand is the Senate majority leader for the North Carolina Senate since 1995. Senator Rand earned a B.A. in Political Science from the University of North Carolina , Chapel Hill in 1961 and a J.D. from the University of North Carolina Law School 1964. Senator Rand also is a consultant to Sonorex Inc. and the President of Rand &Gregory, P.A- Senator Rand also serves on numerous Boards and commissions such as the Board of Directors and treasurer, General Alumni Association of the University of North Carolina

     Martin Perry has served as a director of our company since May 2003. Mr. Perry graduated from Brigham Young University 1985 with a degree in Communications and played basketball for the Cougars. From 1994 thru 2006 Mr. Perry was involved in Equipment Distributors, Raleigh North Carolina which works exclusively with the law enforcement community.

     General James J. Lindsay has served as a director of the Company since August 2004. General Lindsay retired from the Armed Services on July 1, 1990. Currently, General Lindsay is president of the Airborne and Special Operations Museum Foundation, and a Senior Observer with the Army's Battle Command Training Program. Additionally, General Lindsey is a member of the United States Army Ranger Hall of Fame and Officer Candidate School Hall of Fame, US Army Science Board and Special Operations Advisory Group to the Secretary of Defense. He was also the 1996 recipient of the Infantry's Doughboy Award, and the 1998 recipient of the United States Special Operations Command Bull Simon Award.

     Joseph A. Jordan has served as director since December 2004. on our as an additional member of the Board of Directors of the Company. Mr. Jordan received a B.S. in Accounting from Villanova University 1969 and was the former managing partner Kopensky & Company CPA's. He is currently a partner in the accounting firm of Jordan & Delaney LLP and is currently a member of the American Institute of CPA's. In addition, the Company adopted a formal Audit Committee Charter.


Compensation of Directors

     Outside directors are paid their expenses for attending each meeting of the directors and are paid a fixed sum for attendance at each meeting of the directors. No payment precludes any director from serving our company in any other capacity and being compensated for the service. Members of special or standing committees may be allowed like reimbursement and compensation for attending committee meetings. The Company records an expense and assumes a liability on the date meetings are held.

Board and Committee Meetings

Board Meetings

     During fiscal year 2005, the Board of Directors held 3 meetings and all Directors attended at least 75% of all meetings. Our policy is to expect each of our Board members or nominees to attend each of our Annual Shareholders Meetings, barring any reasonable conflicts.

Standing Committees

     In December 23,2004, our Board formed an Audit Committee and an Corporate Governance Charter. On January 24, 2006, our Board formed a Compensation
Committee. In August 2004, our Board adopted separate charters for our Audit Committee and our Corporate Governance and Nominating Committee.


Audit Committee

     As of the date of this Information Statement, our Audit Committee members are Anthony Rand and Joseph Jordan.

     Each member of the Audit Committee possesses the required level of financial literacy and the current standards of requisite financial management expertise required by applicable rules and regulations. The Audit Committee was established according to the definition of "audit committee" as described in the Exchange Act. None of the members of the Audit Committee have any relationship to the Company or any of its subsidiaries or affiliates that may interfere with the exercise of their independence from management and the Company. The Board has determined that Joseph Jordan qualifies as its "audit committee financial expert" as required by applicable rules and regulations.

     The Committee assists the Board of Directors in fulfilling its oversight responsibility relating to (i) the integrity of our financial statements, the financial reporting process, and the systems of internal accounting and financial controls; (ii) the performance of our internal audit function; (iii) the appointment, engagement, compensation and performance of the Company's independent auditors and the evaluation of their qualifications and independence; and (iv) our policies and legal and regulatory requirements, including the Company's disclosure controls and procedures. Additionally, the Committee, consistent with the Sarbanes-Oxley Act of 2002 and the related rules, as amended, meets with management and the auditors prior to the filing of the Officers' certification with the SEC to receive information concerning, among other things, significant deficiencies in the design or operation of internal controls. The independent auditors report directly to the Audit Committee.

     The Audit Committee acts in accordance with a written charter adopted by the Board of Directors. The Committee reviews this charter annually.

                          REPORT OF THE AUDIT COMMITTEE

     The role of the Audit Committee is to oversee management's preparation, presentation and integrity of its financial statements. Management is also responsible for our accounting and financial reporting principles and internal controls and procedures designed to assure that it is complying with accounting standards and applicable laws and regulations. The independent auditors are responsible for auditing our financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States. The purpose of the Audit Committee is to monitor these activities.

     The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's systems of internal control, and the overall quality of the Company's financial reporting. The Audit Committee has reviewed the Company's internal controls with the Company's independent auditors and, consistent with Section 302 of the Sarbanes-Oxley Act of 2002 and the rules adopted thereunder, met with management and the auditors prior to the filing of officers' certifications required by those rules to receive any information concerning (a) significant deficiencies in the design or operation of internal controls which could adversely affect the Company's ability to record, process, summarize and report financial data and (b) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal controls.



     It is not the Audit Committee's duty or responsibility to conduct auditing or accounting reviews or procedures. Audit Committee members are not employees of the Company and may not be, and may not represent themselves to be, or to serve as, professional accountants or auditors. Members of the Audit Committee rely, without independent verification, on the information provided to them and on the representations made by management and the independent auditors.

     In performing its oversight function, the Audit Committee has considered and discussed the audited financial statements and unaudited quarterly financial statements with management and the independent auditors, including a discussion of the quality (not just the acceptability) of accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. The Audit Committee has also discussed with the independent auditors the matters required to be discussed by the Statement on Auditing Standards No. 61 (Communication with Audit Committees) as currently in effect. The Committee has received the written disclosures and the letter from the independent auditors required by Independence Standard No. 1, Independence Discussions with Audit Committees, currently in effect, and has discussed with the auditors their independence from the company and its management, and reviewed and approved the compatibility of non-audit services provided by the independent accountants and approved the fees paid to them for the 2005 fiscal year.

     The Audit Committee has adopted a policy regarding the pre-approval of audit and permitted non-audit services to be performed by our independent registered public accounting firm, Baum & Company, P.A. The Audit Committee will, on an annual basis, consider and, if appropriate, approve the provision of audit and non-audit services provided by Baum & Company, P.A. Thereafter, the Audit Committee will, as necessary, consider and, if appropriate, approve the provision of additional audit and non-audit services by Buam & Company, P.A. which are not encompassed by the Audit Committee's annual pre-approval and are not prohibited by law.

     Based upon the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above, the Audit Committee has recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-KSB/A for the year ended December 31, 2005. The Committee has also recommended that the Company's shareholders appoint Baum & Company as the Company's Independent Registered Public Accounting Firm (auditors) for the 2006 fiscal year. Submitted by the Audit Committee of Law Enforcement Associates
Corporation: Joseph Jordan,, Chairman Anthony Rand

                                   PROPOSAL 2
                                 RATIFICATION OF
                  INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     Baum & Company served as our Independent Registered Public Accounting Firm for the fiscal year ended December 31, 2005 and has been selected to serve as the Company's Independent Registered Public Accounting Firm for the fiscal year ended December 31, 2006. It is expected that a representative of Baum & Company, P.A. will be present at the meeting. Such representative will have an opportunity to make a statement at the meeting if they desire to do so, and are expected to be available to respond to appropriate questions. The services to be provided by Baum & Company, P.A. in 2006 will include performing the audit of the 2006 financial statements and reviewing quarterly reports. Baum & Company, P.A. has no direct or indirect interest in the Company.

Audit Fees, Audit Related Fees, Tax Fees and All Oher Fees

     The following table presents fees for professional audit services rendered by Baum & Company, P.A. for our audit of our annual financial statements for the years ended December 31, 2005 and 2004, and fees billed for other services rendered by Baum & Company, P.A.

                                           2005                    2004
                                       -----------             ----------
      Audit Fees (1)                   $   43,750              $   31,600
      Audit-Related Fees               $      -0-              $      -0-
      Tax Services                     $      -0-              $      -0-
      All Other Fees                   $      -0-              $      -0-


     (1) Audit fees consist of fees for professional services rendered for our financial statements and review of financial statements included in our quarterly reports and our annual report.

Audit Committee Pre-Approval Policies and Procedures

     The Audit Committee charter provides that the Audit Committee will pre-approve the fees and other significant compensation to be paid to the independent auditors.

     Each of the permitted non-audit services has been pre-approved by the Audit Committee or the Audit Committee's Chairman pursuant to delegated authority by the Audit Committee, other than de minimus non-audit services for which the pre-approval requirements are waived in accordance with the rules and regulations of the SEC.


Executive Compensation

The following table summarizes all compensation paid by us with respect to the fiscal year ended December 31, 2004 and December 31, 2005 by our President, and all other executive officers whose total cash compensation exceeded $100,000 in the fiscal years ended December 31, 2004 and 2005 (collectively, the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE



                                      Annual Compensation                     Long Term Compensation
                         -------------------------------------------- ------------------------------------------
                                                                               Awards               Payouts
                                                                      --------------------------- --------------
                                                          Other Annual               Securities                    All other
                                                             Compen-   Restricted    Underlying                     Compen-
Name and                             Salary     Bonus        sation      Stock        Options/     LTIP Payouts     sation
Principal Position       Year (1)     ($)        ($)           ($)      Award(s)      SARs (#)         ($)           ($)
------------------------ -------- ----------- -----------  ---------- ------------ -------------- -------------- -----------
Paul Feldman               2005   $   134,940   $       0  $        0      172,500             0  $            0 $         0
President                  2004       127,794           0           0      400,000             0               0           0



Executive Loans

     We have extended no loans to our Named Executive Officers.

Option Grants During 2005

     No options were granted during 2005.

Employment Agreements

     The Company currently has no employment agreements with any of its officers or key employees.

Interest Of Certain Persons In Matters To Be Acted Upon

     None of our directors or officers or their associates have any interest, direct or indirect, by security holdings or otherwise, in any of the matters to be approved by the shareholders as described in this information statement.



                     STOCKHOLDERS' PROPOSALS AND NOMINATIONS

     Any stockholder who desires to present proposals to the 2007 annual meeting and to have such proposals set forth in the Company's information statement mailed in conjunction with such annual meeting must submit such proposals to the Company not later than December 15, 2006. All stockholder proposals must comply with Rule 14a-8 promulgated by the Securities and Exchange Commission. While the Board will consider stockholder proposals, the Company reserves the right to omit from the Company's information statement stockholder proposals that it is not required to include under the Exchange Act, including Rule 14a-8.

     In addition, the Company's policy on stockholder nominations for director candidates requires that to be considered for next year's slate of directors any stockholder nominations for director must be received by the Secretary of the Company, at the Company's principal executive office: 100 A Hunter Place, Youngsville, NC, 27596 no later than January 27, 2007.

     Stockholders may write to the Secretary of the Company, at the Company's principal executive office: 100 A Hunter Place, Youngsville, NC 27596 to deliver the stockholder proposals and stockholder nominations discussed above.

                                OTHER INFORMATION

     Enclosed herewith and incorporated by reference herein is a copy of our Annual Report on Form 10-KSB/A for the Fiscal Year Ended December 31, 2005, filed April 19, 2006. We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith, file reports, information statements and other information with the SEC. This Information Statement, our Annual Report on Form 10-KSB and all other reports filed by us can be inspected and copied at the public reference facilities at the SEC's office at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates or by calling the SEC at 1-800-SEC-0330. Such material may also be accessed electronically via the Internet, by accessing the Securities and Exchange Commission's EDGAR website at http://www.sec.gov.

Electronic Delivery

     The notice of Annual Meeting and Information Statement and 2006 Annual Report are also available on the Company's Internet site at www.leacorp.com. Instead of receiving paper copies of the Annual Report and Information Statement in the mail, stockholders can elect to receive these communications electronically via the World Wide Web.

     Many brokerage firms and banks are also offering electronic proxy materials to their clients. If you are a beneficial owner of our stock, you may contact that broker or bank to find out whether this service is available to you. If your broker or bank uses ADP Investor Communications Services, you can sign up to receive electronic proxy materials at www.InvestorDelivery.com

                                   CONCLUSION

     As a matter of regulatory compliance, we are sending you this Information Statement which describes the matters that have been approved by shareholders holding a majority of our outstanding voting securities. Your consent is not required and is not being solicited in connection with these actions. This Information Statement is intended to provide our shareholders information required by the rules and regulations of the Securities Exchange Act of 1934.

                                     By Order of the Board of Directors,

                                     /s/ Paul Feldman
                                     ----------------
                                     Paul Feldman
                                     President

June 29, 2006